FFVA FINANCIAL CORPORATION AND SUBSIDIARY
                                   EXHIBIT 11
              Statement Regarding Computation of Earnings Per Share

                                                               Three Months Ended March 31
                                                                    1997        1996 (1)
                                                               -----------    -----------
Primary Earnings per Share:
---------------------------

Weighted average number of shares outstanding                    4,617,640      5,532,038
Average unallocated ESOP Shares                                   (200,000)      (233,852)
Incremental shares attributed to outstanding options               266,840        100,736
                                                               -----------    -----------
Weighted average number of common stock
equivalents                                                      4,684,480      5,398,922
                                                               ===========    ===========
Net Income                                                     $ 1,894,000    $ 1,609,000
                                                               ===========    ===========
Primary earnings per common and common
equivalent share                                               $       .40    $       .30


Earnings Per Share Assuming Full Dilution:
------------------------------------------

Weighted average number of shares outstanding                    4,617,640      5,532,038
Average unallocated ESOP shares                                   (200,000)      (233,852)
Incremental shares attributed to outstanding options               266,840        100,736
                                                               -----------    -----------
Weighted average number of common stock
equivalents                                                      4,684,480      5,398,922
                                                               ===========    ===========
Net Income                                                     $ 1,894,000    $ 1,609,000
                                                               ===========    ===========
Fully diluted earnings per common and common
equivalent shares                                              $       .40    $       .30




The Company accounts for the shares acquired by the Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93-6: shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation.

(1) Restated to reflect two-for-one stock split paid June 5, 1996.